UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2012

CEMPRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

6340 Quadrangle Drive, Suite 100, Chapel Hill, NC	27517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 313-6601

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 19, 2012, Cempra, Inc. filed a Current Report on Form 8-K in connection with its entry into a Securities Purchase Agreement and a Registration Rights Agreement with certain accredited investors. This Form 8-K/A amends that Form 8-K to include (i) a more complete description of the terms of the Registration Rights Agreement, as required by Item 1.01(a)(2) of Form 8-K, and (ii) copies of the form of Securities Purchase Agreement and Registration Rights Agreement as exhibits. Except as described above, all other information in the October 19, 2012, Form 8-K remains unchanged.

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on October 18, 2012, Cempra, Inc., entered into a Securities Purchase Agreement with certain accredited investors, pursuant to which we agreed to sell an aggregate of 3,864,461 shares of our common stock for an aggregate purchase price of approximately $25 million, at a purchase price of $6.50 per share (the “Private Placement”). The Private Placement closed on October 24, 2012 and we received proceeds, net of selling commissions, of approximately $23.6 million.

In connection with entering into the Securities Purchase Agreement, we also entered into a Registration Rights Agreement, dated October 18, 2012, with the Private Placement investors. Under the terms of the Registration Rights Agreement, we have agreed to file, within 10 business days after the closing of the Private Placement, a registration statement with the Securities and Exchange Commission, or SEC, to register for resale the shares sold in the Private Placement. We agreed to use reasonable best efforts to have the registration statement declared effective within 40 days of the closing of the Private Placement (or 80 days in the event the registration statement is reviewed by the SEC). If we fail to meet certain filing or effectiveness deadlines with respect to the registration statement or fail to keep the registration statement continuously effective for a designated time (with limited exceptions), we may be obligated to pay to the holders of the shares sold in the Private Placement an amount in cash equal to 1.5% per month of such holder’s pro rata interest in the total purchase price of the Private Placement. We have agreed to indemnify the holders of the shares sold in the Private Placement in various circumstances related to the disclosure contained in the registration statement and the prospectus contained therein and violations of laws, including federal securities laws, related to the offer and sale of the shares.

The foregoing is a summary of the terms of the Securities Purchase Agreement and the Registration Rights Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibits 10.10 and 4.8, respectively, and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.8	Registration Rights Agreement, dated October 18, 2012 among Cempra, Inc. and the investors named therein.

10.10	Securities Purchase Agreement, dated October 18, 2012 among Cempra, Inc. and the investors named therein.

99.1*	Press release dated October 18, 2012.

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMPRA, INC.

Date: October 24, 2012	/s/ Mark W. Hahn
Mark W. Hahn, Chief Financial Officer